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                                                                    Exhibit 99.1


                        Annual Statement as to Compliance

                              Bank of America, N.A.

                            Barnett Auto Trust 1997-A
                            -------------------------

     This Officer's Certificate is executed pursuant to the Sale and Servicing Agreement dated as of September 1, 1997 (the "Agreement"), between Barnett Auto Trust 1997-A, as Issuer, and Barnett Dealer Financial Services, Inc., as Sponsor and Servicer. Barnett Dealer Financial Services, Inc. was merged into Bank of America, N.A. and Bank of America, N.A. assumed the obligations of Servicer. The undersigned, a duly authorized representative of the Servicer, does hereby certify that:


1. Capitalized terms used in this Officer's Certificate have their respective meanings set forth in the Agreement.

2. Bank of America, N.A. is as of the date hereof the Servicer under the Agreement.

3. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Officer's Certificate to the Trustee.

4.    The  certificate  is delivered pursuant to Section 4.10 of the Agreement.

5. A review of the activities of the Servicer during the calendar year ended December 31, 2000, and of its performance under the Agreement was made under my supervision.

6. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such calendar year, and no event which, with the giving of notice or passage of time or both, would constitute a default by the Servicer has occurred or is continuing.


IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Officer's Certificate this 30th day of March, 2001.



                              By:  /s/  Kevin  T.  Church
                                        -----------------
                              Kevin  T.  Church
                              Vice  President